EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



Parent
------------------------------
Leeds Federal Bankshares, Inc.



Subsidiary                          Percentage Owned      State of Incorporation
------------------------------      ----------------      ----------------------
Leeds Federal Savings Bank          100% by Company             Federal
Leeds Investment Services, Inc.     100% by Bank                Maryland